PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Eighteen Series of Limited Recourse Obligations

Totaling $2,847,500

Dated: October 22, 2018

This Post-Qualification Offering Circular Amendment No. 29 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $2,847,500 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$78,540	N/A	$78,540	N/A
Total Maximum	$2,847,500	N/A	$2,847,500	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

Amended LRO Agreement and Investor Agreement

Section 12(b) of the LRO Agreement and Section 22 of the Investor Agreement have been deleted. The Exhibit List in Part III has been updated accordingly.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering eighteen separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
5537 Hudson Dr, Hudson, OH, 44236	$78,540
6519 Brook Run Drive, Fayetteville, NC, 28306	90,630
912 West 13th Street, Pueblo, CO, 81003	91,050
1966 Spink Street Northwest, Atlanta, GA, 30318	95,290
298 Capital Avenue Northeast, Battle Creek, MI, 49017	100,650
5503 Halsted Road, West Bloomfield Twp, MI, 48322	105,340
3516 Dale Lane Southwest, Atlanta, GA, 30331	113,620
3924 West Arch Street, Tampa, FL, 33607	133,330
360 Brooks Avenue Southwest, Atlanta, GA, 30310	134,530
1682 Starfish St, Kissimmee, FL, 34744	152,310
15179 Kimberly Ct, #54, Houston, TX, 77079	160,760
601 Rife Road, Waynesboro, VA, 22980	160,930
6715 31st Street, Berwyn, IL, 60402	168,590
19035 Fairfield Street, Detroit, MI, 48221	184,000
208 M St Ne, Auburn, WA, 98002	192,680
139 Kendall Hill Road, Sterling, MA, 01564	237,250
6722 Amlong Ave, Alexandria, VA, 22306	263,790
36809 North 20th Street, Phoenix, AZ, 85086	384,210
Total	$2,847,500

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-235.

PROJECT SUMMARIES FOR PQA NO. 29

PROJECT SUMMARY | 5537 HUDSON DR, HUDSON, OH 44236

C



BORROWER

JBBR Properties LLC
Kimberly Bucey - principal

Rate	Projected Term	Loan To Value	Loan Amount	Investors
11%	12 months	57.7%	$78,540	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$78,540	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
Total Project Costs
$145,000
$133,540
$11,460
GROUNDFLOOR
$78,540
$55,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$130,000	Loan To ARV	54.2%
Purchase Date	04/29/2016	Loan To Total Project Cost	57.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
10
10
Quality of Valuation Report
4
4
Skin-in-the-Game
8
10
Location
8
8
Borrower Experience
2
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$145,000

Certified Independent Appraisal

Broker's Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION



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Jo-Ann Store
5537 Hudson Drive
Hudson Dr
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Address: 5537 HUDSON DR, HUDSON, OH 44236

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on September 24, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The property was purchased for $130,000. The Borrower intends to use $75,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $55,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

JBBR PROPERTIES LLC

DATE OF FORMATION ★

09/05/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt
$130K	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL
Kimberly Bucey

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
1	$200K
Average Project Time	**Average Total Project Costs**
12 months	$144K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 6519 BROOK RUN DRIVE, FAYETTEVILLE, NC 28306

B



BORROWER

SDP Enterprise LLC
Michael Guy Speer - principal

Rate	Projected Term	Loan To Value	Loan Amount	Investors
9%	12 months	54.4%	$90,630	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$90,630	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$175,000
$11,370
Total Project Costs
$163,630
GROUNDFLOOR
$90,630
$73,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$160,000	Loan To ARV	51.8%
Purchase Date	07/13/2018	Loan To Total Project Cost	54.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	10	10
Quality of Valuation Report	4	4
Skin-in-the-Game	9	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$175,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 6519 BROOK RUN DRIVE, FAYETTEVILLE, NC 28306

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 5, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $160,000. The Borrower intends to use $87,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $73,000 that is tied up in the project after completion of our loan.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SDP ENTERPRISE LLC

DATE OF FORMATION ★

03/25/2015

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$160K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Michael Guy Speer

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$120K	6 months	$80.4K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 912 WEST 13TH STREET, PUEBLO, CO 81003

D



BORROWER

Sea 2 Sea Real Estate Investing Group LLC
Twyla Petersen - principal

Rate	Projected Term	Loan To Value	Loan Amount	Investors
14%	12 months	61.7%	$91,050	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$91,050	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$150,000
$35,950
Total Project Costs
$114,050
GROUNDFLOOR
$91,050
$23,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$60,000	Loan To ARV	60.7%
Purchase Date	05/29/2014	Loan To Total Project Cost	77.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	3	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$150,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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W 14th St
W 13th St
Blake St
Craig St
Elizabeth St
N Greenwood
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Address: 912 WEST 13TH STREET, PUEBLO, CO 81003

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on September 27, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The property was purchased for $60,000. The Borrower intends to use $37,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $23,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SEA 2 SEA REAL ESTATE INVESTING GROUP LLC

DATE OF FORMATION ★
01/13/2015

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$60K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Twyla Petersen

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$120K	12 months	$89K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1966 SPINK STREET NORTHWEST, ATLANTA, GA 30318

A



BORROWER

Sunshine Construction Group LLC
Tram Ngoc Phan - principal

Rate	Projected Term	Loan To Value	Loan Amount	Investors
7.5%	12 months	60.7%	$95,290	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$95,290	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$169,000
$14,710
Total Project Costs
$154,290
GROUNDFLOOR
$95,290
$59,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$150,000	Loan To ARV	56.4%
Purchase Date	01/05/2015	Loan To Total Project Cost	60.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	7	10
Location	5	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$169,000

Certified Independent Appraisal

Broker's Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 1966 SPINK STREET NORTHWEST, ATLANTA, GA 30318

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 4, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $150,000. The Borrower intends to use $91,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $59,000 that is tied up in the project after completion of our loan.
- The Borrower's 2017 revenue was derived from rental properties because the Borrower's primary focus in 2017 was buy and hold.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SUNSHINE CONSTRUCTION GROUP LLC

DATE OF FORMATION ★

06/20/2007

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$382.5K	$4K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$14.4K	87.27%

PRINCIPAL
Tram Ngoc Phan

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$188.6K	4 months	$115.2K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 298 CAPITAL AVENUE NORTHEAST, BATTLE CREEK, MI 49017

C



BORROWER

PIMPLETONVILLE LLC
Nafeesa Pimpleton - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	57.51%	$100,650	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$100,650	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$175,000
$30,350
Total Project Costs
$144,650
GROUNDFLOOR
$100,650
$44,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$46,000	Loan To ARV	57.5%
Purchase Date	05/11/2018	Loan To Total Project Cost	67.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	5	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$175,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 298 CAPITAL AVENUE NORTHEAST, BATTLE CREEK, MI 49017

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 3, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $46,000. The Borrower intends to use $2,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $44,000 that is tied up in the project after completion of our loan.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PIMPLETONVILLE LLC

DATE OF FORMATION ★
06/15/2018

FINANCIAL DATA
Reporting date: 09/30/18

PROJECTS / REVENUE
Reporting period: 2017

Value of Properties	Total Debt	Completed Projects	Revenue
$0	$0	0	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL

Nafeesa Pimpleton

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 5503 HALSTED ROAD, WEST BLOOMFIELD TWP, MI 48322 C Rate Projected Term Loan To ARV Loan Amount Investors 11% 12 months 60.19% $105,340 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $105,340 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER The Harter REI Group LLC Chad Harter - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $175,000 $46,600 Total Project Costs $128,340 GROUNDFLOOR $105,340 $23,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $62,000 Loan To ARV 60.2% Purchase Date 09/25/2018 Loan To Total Project Cost 79.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 6 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $175,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5503 HALSTED ROAD, WEST BLOOMFIELD TWP, MI 48322 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on September 25, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower’s 2017 revenue was derived from rental properties because the Borrower’s primary focus in 2017 was buy and hold. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. THE HARTER REI GROUP LLC DATE OF FORMATION* 11/28/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $265K $8K 1 $90K Unsold Inventory Aged Inventory Gross Margin % 0 0 33.33% PRINCIPAL Chad Harter FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $140K On Time Repayment Average Project Time Average Total Project Costs N/A 7 months $97K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-241

PROJECT SUMMARY | 3516 DALE LANE SOUTHWEST, ATLANTA, GA 30331



B

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9%	12 months	64.93%	$113,620	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$113,620	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Little Business Home Improvement Inc
Paul Whitaker - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$175,000
$32,880
Total Project Costs
$142,120
GROUNDFLOOR
$113,620
$28,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$95,000	Loan To ARV	64.9%
Purchase Date	09/28/2018	Loan To Total Project Cost	77.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 4 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$175,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 3516 DALE LANE SOUTHWEST, ATLANTA, GA 30331

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on September 28, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LITTLE BUSINESS HOME IMPROVEMENT INC

DATE OF FORMATION ★
03/05/2005

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$213.3K	$15K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Paul Whitaker

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$120K	6 months	$88K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3924 WEST ARCH STREET, TAMPA, FL 33607



C

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	60.6%	$133,330	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$133,330	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

MDT Investments and Property Solutions LLC
Marcus D. Tibbs - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$220,000
$71,670
Total Project Costs
$148,330
GROUNDFLOOR $133,330
$15,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$132,000	Loan to ARV	60.6%
Purchase Date	09/25/2018	Loan To Total Project Cost	86.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$220,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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W Laurel St
W La Salle St
W Arch St
W Nassau St
W Cypress St
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Address: 3924 WEST ARCH STREET, TAMPA, FL 33607

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on September 25, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2017 revenue was derived from rental properties because the Borrower's primary focus in 2017 was buy and hold.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MDT INVESTMENTS AND PROPERTY SOLUTIONS LLC

DATE OF FORMATION ★
07/14/2011

FINANCIAL DATA
Reporting date: 09/30/18

PROJECTS / REVENUE
Reporting period: 2017

Value of Properties	Total Debt	Completed Projects	Revenue
$1M	$75K	1	$30K

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	86.67%

PRINCIPAL
Marcus D. Tibbs

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$265K	6 months	$175K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 360 BROOKS AVENUE SOUTHWEST, ATLANTA, GA 30310

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
14%	12 months	59.79%	$134,530	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$134,530	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Live Rich, Inc
Amin Akida - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$225,000
$66,470
Total Project Costs
$158,530
GROUNDFLOOR
$134,530
$24,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$85,000	Loan To ARV	59.8%
Purchase Date	10/01/2018	Loan To Total Project Cost	81.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$225,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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HEIGHTS
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Address: 360 BROOKS AVENUE SOUTHWEST, ATLANTA, GA 30310

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 1, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LIVE RICH, INC

DATE OF FORMATION ★

05/27/2015

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$402.5K	$75K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Amin Akida

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$150K	7 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1682 STARFISH ST, KISSIMMEE, FL 34744

A



BORROWER

Best Choice LLC
Ruby Rieta - principal

Rate	Projected Term	Loan To Value	Loan Amount	Investors
6.9%	12 months	59.1%	$152,310	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$152,310	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$265,000
$10,430
Total Project Costs
$254,570
GROUNDFLOOR
$152,310
$102,260
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$250,000	Loan To ARV	57.5%
Purchase Date	04/12/2017	Loan To Total Project Cost	58.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	10	10
Quality of Valuation Report	4	4
Skin-in-the-Game	7	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$265,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 1682 STARFISH ST, KISSIMMEE, FL 34744

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on September 26, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2017 revenue was derived from rental properties because the Borrower's primary focus in 2017 was buy and hold.
- The property was purchased for $250,000. The Borrower intends to use $147,740 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $102,260 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BEST CHOICE LLC

DATE OF FORMATION ★
04/08/2013

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$528K	$75K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
4	$35K	42.85%

PRINCIPAL
Ruby Rieta

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$200K	5 months	$125K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 15179 KIMBERLY CT, HOUSTON, TX 77079

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9%	12 months	65.62%	$160,760	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$160,760	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

KAMD Investments LLC
Kathleen Dubord - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$245,000
$10,940
Total Project Costs
$234,060
GROUNDFLOOR
$160,760
$73,300
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$165,000	Loan To ARV	65.6%
Purchase Date	09/25/2018	Loan To Total Project Cost	67.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 5 10
Location 4 8
Borrower Experience 5 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$245,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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15179 Kimberley Court
Kendall Neighborhood Library
Park on Memorial Energy Corridor
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Address: 15179 KIMBERLY CT, HOUSTON, TX 77079

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on September 25, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

KAMD INVESTMENTS LLC

DATE OF FORMATION ★
03/02/2011

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$165K	$27K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$255K	38.43%

PRINCIPAL
Kathleen Dubord

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$240K	6 months	$137K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 601 RIFE ROAD, WAYNESBORO, VA 22980

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
13.5%	9 months	70.58%	$160,930	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$160,930	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

ProFlip, LLC
Pamela Howard-Brooks - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$228,000
Total Project Costs
$202,930
$25,070
GROUNDFLOOR
$160,930
$42,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$149,900	Loan To ARV	70.6%
Purchase Date	09/28/2018	Loan To Total Project Cost	76.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$228,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 601 RIFE ROAD, WAYNESBORO, VA 22980

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on September 28, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PROFLIP, LLC

DATE OF FORMATION ★
02/24/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt
$149.9K	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL
Pamela Howard-Brooks

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
2	$235K
Average Project Time	**Average Total Project Costs**
12 months	$149K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 6715 31ST STREET, BERWYN, IL 60402

A



BORROWER

3227 Park LLC
William J Kadlec - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
6.9%	12 months	48.17%	$168,590	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$168,590	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$350,000
Total Project Costs
$277,590
$72,410
GROUNDFLOOR
$168,590
$109,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$110,950	Loan To ARV	48.2%
Purchase Date	09/10/2018	Loan To Total Project Cost	59.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	6	10
Quality of Valuation Report	4	4
Skin-in-the-Game	7	10
Location	5	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$350,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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LaVergne
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Address: 6715 31ST STREET, BERWYN, IL 60402

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 3, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $110,950. The Borrower intends to use $1,950 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $109,000 that is tied up in the project after completion of our loan.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

3227 PARK LLC

DATE OF FORMATION ★
05/22/2018

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$571K	$133K	1	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
William J Kadlec

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
2	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$324.5K	6 months	$240K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 19035 FAIRFIELD STREET, DETROIT, MI 48221

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	63.67%	$184,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$184,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Back to Life Properties, Inc
Kenneth Loggins - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$289,000
$46,000
Total Project Costs
$243,000
GROUNDFLOOR
$184,000
$59,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$220,000	Loan To ARV	63.7%
Purchase Date	01/11/2017	Loan To Total Project Cost	73.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$289,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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W Seven Mile Rd
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Address: 19035 FAIRFIELD STREET, DETROIT, MI 48221

The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on September 27, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is using $94,867 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BACK TO LIFE PROPERTIES, INC

DATE OF FORMATION ★

06/18/2013

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$220K	$9K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
2	$53K	27.35%

PRINCIPAL
Kenneth Loggins

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$91K	12 months	$67K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 208 M ST NE , AUBURN, WA 98002

A



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
7.5%	12 months	42.82%	$192,680	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$192,680	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Tuleno LLC
Juan Hueso - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$450,000
$156,320
Total Project Costs
$293,680
GROUNDFLOOR
$192,680
$101,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$200,000	Loan To ARV	42.8%
Purchase Date	08/09/2018	Loan To Total Project Cost	63.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	7	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$450,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 208 M ST NE , AUBURN, WA 98002

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on September 24, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The property was purchased for $200,000. The Borrower intends to use $99,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $101,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TULENO LLC

DATE OF FORMATION ★
12/12/2013

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$200K	$17.3K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Juan Hueso

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
6	$200K	4 months	$130K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 139 KENDALL HILL ROAD, STERLING, MA 01564

C



BORROWER

Own A Home, LLC
Mark Rood Jr - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	70.61%	$237,250	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$237,250	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$336,000
$65,750
Total Project Costs
$270,250
GROUNDFLOOR
$237,250
$33,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$135,000	Loan To ARV	70.6%
Purchase Date	09/28/2018	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$336,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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139 Kendall Hill Road
Rota Spring Ice Cream
Google
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Address: 139 KENDALL HILL ROAD, STERLING, MA 01564

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on September 28, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

OWN A HOME, LLC

DATE OF FORMATION ★

02/16/2017

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$363K	$7.8K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
2	$589.7K	32.16%

PRINCIPAL
Mark Rood Jr

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
4	2	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$255K	5 months	$180K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 6722 AMLONG AVE, ALEXANDRIA, VA 22306

D



BORROWER

SBI LLC
Kamran Salim - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
13.2%	12 months	70.34%	$263,790	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$263,790	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$375,000
Total Project Costs
$329,790
$45,210
GROUNDFLOOR
$263,790
$66,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$270,000	Loan To ARV	70.3%
Purchase Date	09/28/2018	Loan To Total Project Cost	78.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	6	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$375,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Potomac Yard Center
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Address: 6722 AMLONG AVE, ALEXANDRIA, VA 22306

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on September 28, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SBI LLC

DATE OF FORMATION ★
10/09/2017

FINANCIAL DATA
Reporting date: 09/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$270K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Kamran Salim

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 36809 NORTH 20TH STREET, PHOENIX, AZ 85086 C Rate Projected Term Loan To ARV Loan Amount Investors 11% 12 months 69.86% $384,210 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $384,210 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Furcini Enterprises, LLC Marcus Furcini - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $550,000 $106,401 Total Project Costs $443,599 GROUNDFLOOR $384,210 $59,389 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $370,000 Loan To ARV 69.9% Purchase Date 09/28/2018 Loan To Total Project Cost 84.8% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 5 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $550,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 36809 NORTH 20TH STREET, PHOENIX, AZ 85086 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on September 28, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 29 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. FURCINI ENTERPRISES, LLC DATE OF FORMATION* 12/01/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $679.9K $195K 4 $2.6M Unsold Inventory Aged Inventory Gross Margin % 0 0 27.74% PRINCIPAL Marcus Furcini FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $453K On Time Repayment Average Project Time Average Total Project Costs N/A 8 months $345.7K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-253

FORM OF LRO AGREEMENT

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS LIMITED RECOURSE OBLIGATION IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT BECAUSE PAYMENTS ON THE SECURITY ARE DEPENDENT ON PAYMENTS ON THE CORRESPONDING LOAN BY THE DEVELOPER OF THE CORRESPONDING PROJECT. THE ISSUE PRICE OF THIS LIMITED RECOURSE OBLIGATION IS THE STATED PRINCIPAL AMOUNT, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE, EACH AS IDENTIFIED BELOW. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF OID AND YIELD TO MATURITY OF THIS LIMITED RECOURSE OBLIGATION. A HOLDER SHOULD CONTACT GROUNDFLOOR LENDER SUPPORT AT (404) 850-9223 OR support@groundfloor.com.

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THE LIMITED RECOURSE OBLIGATION MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED OR RECOMMENDED THE OFFERING OF THE LIMITED RECOURSE OBLIGATION.

THE COMPANY DOES NOT GUARANTEE PAYMENT OF THE LIMITED RECOURSE OBLIGATIONS IN THE AMOUNT OR ON THE TIME FRAME EXPECTED. LIMITED RECOURSE OBLIGATIONS ARE NOT OBLIGATIONS OF THE BORROWERS OR THEIR PRINCIPALS, AND THE COMPANY DOES NOT GUARANTEE PAYMENT ON THE CORRESPONDING LOANS. THE COMPANY HAS THE AUTHORITY TO MODIFY THE TERMS OF THE CORRESPONDING LOANS WHICH COULD, IN CERTAIN CIRCUMSTANCES, REDUCE (OR ELIMINATE) THE EXPECTED RETURN ON YOUR INVESTMENT.

LIMITED RECOURSE OBLIGATIONS ARE SPECULATIVE SECURITIES. INVESTMENT IN THE LIMITED RECOURSE OBLIGATION INVOLVES SIGNIFICANT RISK AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

ANY TRANSFER, PLEDGE OR OTHER USE OF THE LIMITED RECOURSE OBLIGATION FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL UNLESS THE TRANSFEREE IS REGISTERED AS AN INVESTOR ON GROUNDFLOOR FINANCE INC.’S INVESTMENT PLATFORM AND SUCH TRANSFEREE AGREES TO THE TERMS OF THE INVESTOR AGREEMENT AND THIS AGREEMENT.

LIMITED RECOURSE OBLIGATION AGREEMENT OF GROUNDFLOOR FINANCE INC.

SERIES: ____________

Limited Recourse Obligation (“LRO”) No.: ____	Holder: ____________________
Purchase Amount of the LRO: U.S. $	Expected Rate of Return of the LRO: __%[1] per annum
Date of Offering Circular or PQA: ____________[2]	Original Issue Date: To be determined.[3]
Final Payment Date: To be determined.[4]	Extended Payment Date: To be determined.[5]

Extension of LRO: This LRO will be fully payable on the Final Payment Date subject to conditions described below.

In no event will the Company’s obligation to make payments on this LRO be extended beyond the Extended Payment Date.

Corresponding Project: ____________________ Borrower: _______________________________	Aggregate Principal Amount of the Corresponding Loan: U.S. $
Repayment Terms of the Loan: __________[6]	Term of the Loan: __________[7]

1 Insert interest rate stated on corresponding Loan.

2 Insert the date of the final Offering Circular or PQA covering the LROs.

3 Initially reflected as “to be determined” since the date of issuance corresponds to the Original Issue Date. The Company will update this Agreement once the Loan is funded.

4 Initially reflected as “to be determined” since the Final Payment Date corresponds to the maturity date of the corresponding Loan, which is dependent on the Original Issue Date. The Company will update this Agreement once the Loan is funded.

5 Initially reflected as “to be determined” since the Extended Payment Date is the date that is the second anniversary of the Final Payment Date. The Company will update this Agreement once the Loan is funded.

6 Insert the repayment terms (typically balloon payment).

7 Insert the term of the Loan (in months or years)

LRO-1

THIS LIMITED RECOURSE OBLIGATION AGREEMENT, dated as of the Original Issue Date, is between Groundfloor Finance Inc., a Georgia corporation (the “Company”), and the Holder (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”).

WHEREAS, the Company desires to sell and grant to the Holder, and the Holder desires to purchase and accept from the Company, one of a duly authorized series of unsecured special limited obligations of the Company (each referred to as a “Limited Recourse Obligation,” “LRO,” or “Security”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the sufficiency of which the Parties hereby acknowledge by signing electronically below, the Company and the Holder agree as follows:

1.           DEFINITIONS: The following capitalized terms shall have the following meanings when used in this Agreement. All capitalized terms not otherwise defined herein have the meaning set forth in the Investor Agreement.

Accrued Return	The return earned on the Purchase Amount at the Expected Rate of Return from the Original Issue Date through the date the Company’s obligation to make any LRO Payments hereunder terminates.

Agreement	As defined above.

Bankruptcy Law	Title 11, United States Code, or any similar federal or state law for the relief of debtors.

Business Day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in Atlanta, Georgia or New York, New York.

Company	As defined above.

Company Fees and Expenses	Any fees received by the Company (or its affiliates) in connection with originating and servicing the Loan, and administering the Loan Documents and any reimbursement of Company expenses, including check processing and servicing or administrative fees incurred in connection with facilitating draw payments, upon repayment of the Loan and/or other disbursements of loan proceeds, any fee imposed on the Company or its agent in respect of a Loan when the Company’s payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Borrower’s bank account or the closing of such bank account.

Corresponding Project	The real estate development project, as identified above, that will be financed (in whole or in part) through the Loan.

Borrower	The borrower under the Loan, as identified above, and the sponsor of the Corresponding Project.

LRO-2

Expected Rate of Return	The expected rate of return on the LRO, as indicated above.

Extended Payment Date	The date that corresponds to the second anniversary of the Final Payment Date. The actual Extended Payment Date for this LRO, and those of its series, will be finalized on the Original Issue Date. The Extended Payment Date, as initially identified above, is “to be determined.” Following the issuance of this LRO and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Extended Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Groundfloor Platform.

Final Payment Date	The date that corresponds to the maturity date of the Loan. The actual Final Payment Date for this LRO, and those of its series, will be finalized on the Original Issue Date. The Final Payment Date, as initially identified above, is “to be determined.” Following the issuance of this LRO and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Final Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Groundfloor Platform.

Holder	As identified above, together with its successors and permitted assigns.

Investor Agreement	The Investor Agreement between the Company and the Holder, as well as the Terms and Conditions referred to therein and the Terms of Service and Privacy Policy with the Company referenced therein, each as in effect from time to time.

Loan	The commercial real estate loan (governed by the Loan Documents) made by the Company to the Borrower in the aggregate principal amount set forth above, pursuant to which the Corresponding Project is financed by the Company.

Loan Agreement	The Loan Agreement to be entered into between the Borrower and the Company with respect to the Loan, as amended, supplemented or otherwise modified from time to time.

Loan Documents	As defined in the Loan Agreement, including the Note, the Mortgage Instrument, the Security Documents (each as defined in the Loan Agreement), and any other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement to which the Company is a party or for the benefit of the Company in its capacity as such, in each case as amended, supplemented or otherwise modified from time to time.
Loan Payments	All amounts received by the Company as payment of (or application by the Company of any payment to) the Loan, including, without limitation, all payments or prepayments of principal and interest and any Collection Proceeds (as defined in Section 9 below); provided, however, that Loan Payments shall be net of any Company Fees and Expenses, Collection Costs, loan modification fees or other expenses charged to the Borrower by the Company, or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Agreement).

LRO	As defined above. Also referred to as the “Limited Recourse Obligation” or “Security.”

LRO Payments	As defined in Section 2(a) below, and subject to adjustment as set forth below.

Offering Circular	That certain Offering Circular (as may be amended by post-qualification amendment (or “PQA”) or supplemented from time to time), of the date identified above, relating to the offer and sale of the LROs by the Company.

LRO-3

Original Issue Date	The date of issuance of this LRO. The Original Issue Date, as initially identified above, is “to be determined.” Following the issuance of this LRO and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Original Issue Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Groundfloor Platform.

Parties	Collectively, the Company and the Holder.

Payment Date	The date upon which any payments are made to the Holder, which shall occur no later than five (5) Business Days after the Company’s receipt (or application) of any Loan Payment.

Person	An individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof or other entity.

Pro Rata Share	Determined by dividing (a) the Purchase Amount of this LRO by (b) the aggregate principal amount of the Loan, each as set forth above.

Purchase Amount	The amount paid by the Holder to purchase the LRO, as indicated above.

Record Date	The second Business Day immediately preceding each Payment Date.

2.         THE LIMITED RECOURSE OBLIGATION.

(a)       Subject to the terms of Section 9 and as provided below in this subsection (a), for value received, the Company hereby promises to pay to the Holder (in U.S. dollars out of any funds at the Company’s disposal and, as discussed below, subject to prepayment at any time without penalty) all (or any unpaid portion) of the Purchase Amount of this LRO and of any Accrued Return earned on this LRO through the Payment Date (collectively, the “LRO Payments”). The parties agree that return will begin to accrue on the Purchase Amount at the Expected Rate of Return beginning on the Original Issue Date and continue through the date the Company’s obligation to make any LRO Payments hereunder terminates. The Parties agree that the Company’s obligation to make LRO Payments hereunder shall be limited, in all circumstances to an amount equal to the Holder’s Pro Rata Share of the amount of Loan Payments actually received by the Company in respect of (or through application by the Company of any payment to) the Loan through the Payment Date. For the avoidance of doubt, the Parties hereby agree that the LROs represent an unsecured special limited obligation of the Company, and (i) subject to Section 9, no LRO Payments thereon shall be payable to the Holder unless the Company has received (or applied) Loan Payments in respect of the Loan, and then shall be payable equally and ratably on each LRO of the series only to the extent of the Holder’s Pro Rata Share thereof, and (ii) no Holder shall have any recourse against the Company unless, and then only to the extent that, an Event of Default (as defined below) has occurred and is continuing.

The parties acknowledge and agree that the Company may, at any time without penalty, prepay all (or any unpaid portion) of the Purchase Amount of this LRO and/or of any Accrued Return earned on this LRO through the time of such prepayment. If, as a result of any prepayment by the Company, all of the Purchase Amount of, and Accrued Return earned on, this LRO through the Payment Date have been paid in full, the Company’s obligation to make any LRO Payments hereunder will automatically terminate and this LRO shall be of no further force or effect. All prepayments shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the Holder’s sub-account in the Groundfloor Investor FBO Account.

(b)       All LRO Payments due to the Holder hereof pursuant to this Agreement shall be paid (i) on each Payment Date that occurs prior to the Final Payment Date or, if the LRO has been extended in accordance with subsection (c)below, until the Extended Payment Date, (ii) to the Person in whose name this LRO is registered at the close of business on the Record Date next preceding the applicable Payment Date and for administrative convenience the Company may (without penalty and without causing any extension of the Company’s payment obligation as contemplated in subsection (c) below or an Event of Default) remit funds to the Holder up to five (5) Business Days after the Final Payment Date, or, as the case may be, the Extended Payment Date and (iii) in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the Holder’s sub-account in the Groundfloor Investor FBO Account. Any taxes due and payable on any LRO Payments to be made to the Holder hereunder shall be the Holder’s sole responsibility, and the Holder agrees to reimburse the Company promptly for any such taxes paid by the Company (including any taxes due and payable by the Company on amounts received by it pursuant to this sentence).

LRO-4

All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward).

This LRO is not payable at the option of the Holder.

The LROs shall be in fully registered form only (without coupons or certificates) in denominations of $10 and integral multiples of $10 in excess thereof.

(c)        If, on or within five (5) Business Days of the Final Payment Date, the Purchase Amount of, and Accrued Return earned on, this LRO through the Final Payment Date have been paid in full, the Company’s obligation to make any LRO Payments hereunder will automatically terminate and this LRO shall be of no further force or effect.

If, on or within five (5) Business Days of the Final Payment Date, any Purchase Amount of, or Accrued Return earned on, this LRO through the Final Payment Date remain due and payable, the payment obligation set forth in Section 2(a) above will automatically be extended to the Extended Payment Date. In such case, the Company’s obligation to make any LRO Payments hereunder will automatically terminate (and this LRO shall be of no further force or effect) on the earlier of (i) the date on which any remaining unpaid Purchase Amount of, or Accrued Return earned on, this LRO through the Payment Date are paid in full, (ii) the date on which all available Collection Proceeds have been applied and the Pro Rata Share thereof paid to the Holder as LRO Payments in accordance with Section 9 hereof or (iii) subject to satisfaction of the Company’s obligation to make any remaining LRO Payments with respect to Loan Payments received, on or prior to the Extended Payment Date as set forth in subsection (b) above, the Extended Payment Date.

For the avoidance of doubt, the Parties agree that, irrespective of whether the Purchase Amount of, or Accrued Return earned on, this LRO have been paid in full, after the Extended Payment Date, subject to satisfaction of the Company’s obligation to make any remaining LRO Payments with respect to Loan Payments received on or prior to the Extended Payment Date as set forth in subsection (b) above, the Company shall have no further obligation to make any LRO Payments to the Holder hereof, and any payments that the Company may receive in respect of (or through application by it of any payment to) the Loan thereafter shall not be required to be paid to the Holder of this LRO.

(d)         An “Event of Default” shall be deemed to occur if:

(i)        the Company fails to comply with its payment obligations set forth in Section 2 and such failure continues for a period of sixty (60) days after receipt by the Company of notice from the Holder;

(ii)        the Company fails to comply with any of its agreements in the Investor Agreement or this Agreement (other than those referred to in subsection (i) above and other than a covenant or warranty, the breach of which is elsewhere in this Section specifically dealt with) and such failure continues for sixty (60) days after receipt by the Company of notice from the Holder, provided, however, that, if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of sixty (60) days, then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action;

(iii)        a court of competent jurisdiction shall enter (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of sixty (60) consecutive days; or

LRO-5

(iv)        (A) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (D) the Company (1) consents to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (2) makes an assignment for the benefit of creditors.

If an Event of Default specified in subsection (i) or subsection (ii) above occurs and is continuing, upon notification to the Company by the Holder, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Accrued Return earned thereon, shall become and be immediately due and payable, subject in each case to the limitations set forth in Section 3 and Section 5, notwithstanding any other provision of this LRO. A default under subsection (i) or subsection (ii) above is not an Event of Default until the Holder notifies the Company of the default and the Company does not cure such default within the time specified in subsection (i) or subsection (ii) above after receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an Event of Default specified in subsection (iii) or subsection (iv) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Accrued Return earned thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Holder, notwithstanding any other provision of this LRO. The Holder, by notice to the Company may rescind acceleration and its consequences if (x) the rescission would not conflict with any judgment or decree, and (y) all Events of Default specified in subsection (iii) or subsection (iv) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. For avoidance of doubt, there shall be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Accrued Return earned thereon, upon the occurrence of and Event of Default other than an Event of Default specified in subsection (iii) or subsection (iv).

3.        RELATIONSHIP OF THE PARTIES. The Parties hereby agree that (a) the Company (or one of its affiliates) may have advanced funds to originate the Loan prior to the Original Issue Date out of any funds available to it, (b) the Company may sell additional LROs of this series relating to the Loan; (c) the Holder shall be considered the legal and equitable owner of the LRO governed by this Agreement for all purposes; (d) the Holder shall look only to the Company for payment of the Purchase Amount and any Accrued Return earned on this LRO; and (e) the Holder shall have no interest in any property of the Company (or any of its affiliates), the Borrower or any other Person taken as security or guaranty for the Loan or in any property now or hereafter in the possession or control of the Company, which other property may secure the Loan.

The Company (and its agents and affiliates) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed by or sent by the proper party.

No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or because of any obligations evidenced hereby or thereby, shall be had against any incorporator, or against any past, present or future affiliate, shareholder, manager, member, officer, director, employee or agent as such, of the Company (collectively, the “Groundfloor Parties”), either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such Groundfloor Party, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this LRO.

4.        PAYMENT OF THE PRINCIPAL AMOUNT. The Holder hereby irrevocably and unconditionally agrees to pay the Purchase Amount of this LRO, as set forth above, in U.S. dollars in immediately available funds, by intra-institution book entry transfer to the Company from the Holder’s designated sub-account in the Groundfloor Investor FBO Account.

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5.        APPLICATION OF PAYMENTS. The Company shall have sole discretion in applying amounts received by it from, or for the account of, the Borrower, with respect to the Loan, provided that, if amounts recovered or received by the Company are applied to an outstanding Loan Payment prior to the Final Payment Date or (if applicable) the Extended Payment Date, the Company will pay to the Holder the amounts owed pursuant to Section 2.

THE HOLDER ACKNOWLEDGES AND AGREES THAT PAYMENTS TO THE COMPANY UNDER THE LOAN DOCUMENTS ARE SUBJECT TO ALL LIMITATIONS OR RESTRICTIONS SET FORTH THEREIN OR BY WHICH THE COMPANY IS BOUND, AND THE HOLDER AGREES THAT THE COMPANY SHALL HAVE NO LIABILITY TO THE HOLDER AS A RESULT OF ANY SUCH LIMITATIONS OR RESTRICTIONS UNLESS AND UNTIL A LOAN PAYMENT IS ACTUALLY RECEIVED BY THE COMPANY.

6.        REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company that the Holder is purchasing the LROs for the Holder’s own account. The Holder represents and warrants to the Company that, based on its overall investment objectives, portfolio structure and financial situation, it can bear the economic risk of an investment in the LROs. The Holder further represents and warrants to the Company that (as of the date of this LRO Agreement and as of the date it has committed to purchase the LROs) it has received a copy of the Offering Circular with respect to the offering of the LROs, which includes information regarding the background and qualifications of the Company and the tax consequences of purchasing the LROs, and a discussion of the risks associated with an investment in the LROs (under the heading “Risk Factors” of, and elsewhere in, the Offering Circular). The Holder acknowledges that the purchase of the LROs involves various risks, including, but not limited to, the risk that Holder may lose its entire investment and the other risks outlined in the Offering Circular, and the Holder represents and warrants to the Company that it is able to bear any loss associated with an investment in the LROs. The Holder represents and warrants to the Company that the Holder meets any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular, and has abided by any maximum investment limits applicable to the Offering, as set forth in the Offering Circular (collectively, the “Offering Limits”). The Holder agrees to provide any additional documentation reasonably requested by the Company (or its agents), or as may be required by the Securities and Exchange Commission or the securities administrator of any state, to confirm that it meets and has satisfied such Offering Limits. The Holder acknowledges the Company’s recommendation that it consult with its own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LROs. The Holder acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the LROs for purposes of determining the Holder’s authority to invest in the LROs. The Holder further represents and warrants to the Company that the Holder acknowledges that the LROs will not be listed on any securities exchange, that there will be no trading platform or secondary market for the LROs, that any trading of LROs must be conducted in accordance with federal and applicable state securities laws and that the Holder should be prepared to hold the LROs through maturity.

The Holder further warrants and represents to the Company, as of the date of this Agreement and as of any date that it committs to purchase the LROs, that (i) it has the power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by the Holder; and (iii) in connection with this Agreement it has complied in all material respects with applicable federal, state and local laws. In addition, if the Holder entering this Agreement is a corporation, partnership, limited liability company or other entity (each, an “institution”), the institution warrants and represents that (x) the individual executing this Agreement on behalf of the institution has all necessary power and authority to execute and perform this Agreement on the institution’s behalf; (y) the execution and performance of this Agreement will not violate any provision in the institution’s charter documents, by-laws, indenture of trust or partnership agreement, or other constituent agreement or instrument governing the institution’s formation or administration; and (z) the execution and performance of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the institution is a party or by which it is bound.

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7.          REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Holder that the Company has the power to enter into this Agreement and each Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of this Agreement and each Loan Document and the performance of its obligations hereunder and thereunder.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, IN THE INVESTOR AGREEMENT OR THE OFFERING CIRCULAR, NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF THE COMPANY WITH RESPECT TO THE SUBJECT MATTER HEREOF.

8.          RELATIONSHIP WITH THE BORROWER; NOTICE OF DEFAULT; ADMINISTERING, SERVICING, COLLECTION AND ENFORCEMENT. The Company (or its designated agent) will handle all transactions under the Loan Documents in the ordinary course of business in accordance with its usual practices.

(a)        The Company (or its agents) shall use commercially reasonable efforts to give the Holder notice of any event of default under the Loan Documents of which the Company has received written notice from the Borrower or of which the Company has actual knowledge and which, in the Company’s judgment, materially affects the ability of the Borrower to make payments thereunder; provided that neither the Company nor any of the Groundfloor Parties shall be liable for any failure to give any such notice, and the failure by the Company (or its agents) to give any such notice shall not affect any of the duties and obligations of the Holder hereunder.

(b)        The Holder shall be the legal and equitable owner of the rights, privileges and remedies applicable to the LRO. The Holder shall have no direct recourse to the Borrower or any other Person (other than the Company as set forth herein). In administering, servicing, collecting and enforcing the Loan, the Company (or its agents) shall use commercially reasonable efforts prior to the Extended Payment Date to pursue, either directly or through its representatives, (i) the collection of any amounts owing to the Company under the Loan Documents (to the extent constituting Loan Payments), and (ii) the exercise of the Company’s remedies upon a breach of or default under the Loan Documents or in order to avoid the occurrence thereof, in each case to the extent warranted in the Company’s business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loan in order to maximize the amount of LRO Payments to be made hereunder. In no event shall the Company be obligated to pursue (or to continue) any particular action towards collection or enforcement if, in the Company’s business judgment, the reasonable costs and expenses thereof will exceed the aggregate Loan Payments reasonably recoverable or realizable.

(c)        Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, the Company (or its designated agent) shall have the right at any time and from time to time, without the Holder’s prior consent, and provided that the Company (or its agent) has reasonably and prudently determined that such action will not be materially adverse to the Holder (i) to give or withhold waivers, consents, modifications, extensions or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim or demand of any kind that shall be asserted against either the Company (or the Holder, or both), directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any Person under the Loan Documents, whether at, below or above par; and (v) if in its business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if the Company (or its designated agent) deems the Loan uncollectible.

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(d)        Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, if an event of default under the Loan Documents occurs which is not waived by the Company or cured within any applicable grace period, the Company (or its designated agent) may, at its sole option, exercise or refrain from exercising any rights or remedies it may have or take any other action with respect to the Loan Documents or is otherwise available to the Company. Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, at no time shall the Company (or its agent) be under any duty to enforce any rights, remedies, powers or privileges with respect to any enforcement of the obligations of the Borrower under any of the Loan Documents, and the Company shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents or to prosecute or defend any suit in respect hereof or thereof.

(e)        The Parties hereby acknowledge that, in circumstances other than borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of this LRO. In such instance, it is possible that this LRO, as modified, would constitute a new security under the Securities Act and under applicable State securities laws. The Parties acknowledge that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving borrower default or prepayment) that would cause this LRO, as modified, to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

9.          COLLECTION PROCEEDS, COLLECTION COSTS; AUTOMATIC ADJUSTMENT TO LRO PAYMENTS.

(a)        Any and all Loan Payments received by the Company, whether prior to or in connection with a Borrower bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents (collectively, the “Collection Proceeds”) shall be applied (A) first, to all costs and expenses of any nature whatsoever incurred by the Company for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys’ fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the “Collection Costs”), (B) second, to earned and unpaid Accrued Return owed on the LRO, and (C) third, to the Purchase Amount of the LRO then outstanding.

(b)       The Parties agree, and the Holder hereby expressly acknowledges, the exercise by the Company (or its agents) of its powers to administer, service and enforce the terms of the Loan and the Loan Documents, (i) could have the effect (without any further action on the part of the Holder) of adjusting the total amount of the LRO Payments owed the Holder pursuant to Section 2(a) above and (ii) that such adjustment shall not, in and of itself, give rise to an Event of Default hereunder. Without limiting the foregoing, the Parties agree and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above, and prepayment by the Company of this LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company’s rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above. If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company takes action that would materially impact the amount or timing of the LRO Payments owed to the Holder pursuant to Section 2(a) above, the Company will promptly notify the Holder (by email) thereof and of the impact such action will or is expected to have on such Holder’s right to receive LRO Payments under Section 2(a) above.

10.      DUTIES OF THE COMPANY. The Company’s duties to the Holder hereunder are limited to those obligations explicitly set forth in this Agreement, and the Company assumes no other duties, fiduciary or otherwise, to the Holder.

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11.        ADDITIONAL INVESTMENTS BY THE COMPANY. The Holder recognizes and agrees that the Company (or its affiliates) may from time to time make other or additional investments in the Borrower or any other Person.

12.         MISCELLANEOUS PROVISIONS.

(a)        Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to principles of conflict of laws. Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the Parties agree that such provisions shall automatically be deemed to be reformed to the extent necessary to be consistent with applicable law.

(b)        [DELETED]

(c)        Arbitration. Either Party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of any claim or dispute relating to this Agreement or the LRO be final and binding arbitration pursuant to the terms and conditions set forth in the Investor Agreement between the Parties.

(d)        Successors and Assigns. The provisions of this Agreement shall bind the Parties’ respective successors and assigns. The Holder may not sell, pledge, assign, sub-participate, transfer or otherwise convey its LRO or its rights or obligations under this Agreement in any way inconsistent with applicable law or without the prior written consent of the Company, which consent shall be conditioned on the transferee being registered as an investor on the Company’s investment platform and such transferee agreeing to the terms of the Investor Agreement and this Agreement. Any purported conveyance in contravention of the foregoing shall be void.

(e)        Notices. All notices required to be given under this Agreement shall be delivered and shall be effective as provided in the Investor Agreement between the Parties.

(f)        Caption Headings. Caption or section headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of the Agreement.

(g)       Attorneys’ Fees and Costs. If any lawsuit or proceeding is brought by the Company or the Holder to enforce the terms of this Agreement, the unsuccessful Party shall, subject to any limits under applicable law, pay the prevailing Party all of its court costs and reasonable attorneys’ fees incurred in bringing or defending such action.

(h)        No Third Party Beneficiary. None of the provisions of this Agreement shall inure to the benefit of the Borrower or any other Person other than the Holder and the Company (and it agents with respect to Sections 3, 8, 9 and 12 hereof). Consequently, neither the Borrower nor any other Person other than the Company (and its agents) and the Holder shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of either the Holder or the Company to comply with the provisions of this Agreement.

(i)        Entire Agreement. This Agreement, together with the Investor Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in this Agreement and the Investor Agreement (other than an exception expressly set forth as such therein), the statements in this Agreement shall control. Without limiting the foregoing, the Holder specifically acknowledges application of Section 18 (Consent to Electronic Transactions and Disclosures) of the Investor Agreement to this Agreement and the LROs. Unless otherwise contemplated herein or in the Investor Agreement, this Agreement cannot be modified or changed in any way except in writing upon the agreement of the Parties hereto. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by either Party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.

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(j)        Electronic Signatures. The Parties each agree that the Electronic Signature (defined below), whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC §§ 7001, et seq.), the Georgia Uniform Electronic Transactions Act, O.C.G.A. § 10-12, et seq., or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record.

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PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement	X

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 22, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 22, 2018
Nick Bhargava

*	Director	October 22, 2018
Sergei Kouzmine

*	Director	October 22, 2018
Bruce Boehm

*	Director	October 22, 2018
Michael Olander Jr.

*	Director	October 22, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact